As filed with the Securities and Exchange Commission on September 13, 1996
                                                       Registration No. 333- ___

- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                          ----------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                                UROLOGIX, INC.
            (Exact name of registrant as specified in its charter)

     MINNESOTA                                                  41-1697237
 -------------------                                          --------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            14405 21ST AVENUE NORTH
                            MINNEAPOLIS, MN   55447
             -----------------------------------------------------
             (Address of Principal Executive Offices and zip code)

                         -----------------------------

                      AMENDED AND RESTATED UROLOGIX, INC.
                            1991 STOCK OPTION PLAN
                           (Full title of the Plan)

                         ----------------------------
                               Wesley E. Johnson
                                   Secretary
                                Urologix, Inc.
                            14405 21st Avenue North
                            Minneapolis, MN   55447
                                (612) 475-1400
 (Name, address, including zip code and telephone number of agent for service)

                                   Copy to:

                           Thomas G. Lovett IV, Esq.
                          Lindquist & Vennum P.L.L.P.
                                4200 IDS Center
                            80 South Eighth Street
                            Minneapolis, MN  55402
                                (612) 371-3211

                                --------------



                                CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------

                                                Proposed
                       Proposed Maximum         Maximum                              Amount of
 Title of Securities     Amount to be      Offering Price Per      Aggregate        Registration
  to be Registered        Registered             Share           Offering Price         Fee

- ------------------------------------------------------------------------------------------------

Common Stock,            26,450 shares        $    .20(2)      $     5,290(2)          $    2
$.01 par value

Common Stock,           298,332 shares        $    .40(2)      $   119,333(2)          $   41
$.01 par value

Common Stock,           340,938 shares        $    .60(2)      $   204,563(2)          $   71
$.01 par value

Common Stock,            11,450 shares        $   1.60(2)      $    18,320(2)          $    6
$.01 par value

Common Stock,           230,748 shares        $  14.00(2)      $ 3,230,472(2)          $1,114
$.01 par value

Common Stock,           642,992 shares        $14.5625(1)      $ 9,363,571(1)          $2,993
$.01 par value

    Total             1,550,910 shares                         $12,941,549             $4,463
                                                                ==========             ======
- ------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the bid and asked prices of the Company's Common Stock on the Nasdaq System at the close of business on September 11, 1996.

(2) Based on the average exercise price of the options granted pursuant to the Amended and Restated 1991 Stock Option Plan.

                                    PART II

  Item 3.  Incorporation of Documents by Reference.
  ------------------------------------------------

       The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

       (a) Definitive Prospectus dated May 30,1996, included in the Company's Form S-1 Registration Statement dated April 8, 1996 (Registration No. 333-
  3304), as amended by supplemental filings.

       (b) Form 8-A Registration Statement, as amended, filed with the Securities and Exchange Commission and declared effective May 29, 1996 under File No. 0-28414.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

  Item 4.  Description of Securities.
  ----------------------------------

       Not applicable.

  Item 5.  Interests of Named Experts and Counsel.
  -----------------------------------------------

       Not applicable.

  Item 6.  Indemnification of Directors and Officers.
  --------------------------------------------------

       The Company's Bylaws and the statutes of the State of Minnesota require the Company to indemnify any director, officer, employee of agent who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against certain liabilities and expenses incurred in connection with the action, suit or proceeding, except where such persons have not acted in good faith or did not reasonably believe that the conduct was in the best interests of the Company.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or other persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Item 7.  Exemption from Registration Claimed.
  --------------------------------------------

       Any employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permits non-Affiliates to sell their Rule 701 shares without complying with the public information, holding period, volume limitation or notice provisions of Rule 144 and which permits Affiliates to sell their Rule 701 shares without complying with the Rule 144 holding period restrictions, in each case commencing 90 days after the date of this Prospectus.

Item 8.  Exhibits.
- -----------------

     4.1 Amended and Restated Urologix, Inc. 1991 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, Commission File No. 333-3304)
     5.1    Opinion and Consent of Lindquist & Vennum P.L.L.P.
     23.1   Consent of Lindquist & Vennum (included in Exhibit 5)
     23.2   Consent of Arthur Andersen, LLP, independent auditors

___________________

Item 9.   Undertakings.
- ----------------------

(a)       The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on September 13, 1996.

                                            UROLOGIX, INC.


                                            By /s/ Jack E. Meyer
                                               -----------------------------
                                               Jack E. Meyer, President and
                                               Chief Executive Officer

                               POWER OF ATTORNEY

          The undersigned officers and directors of Urologix, Inc., hereby constitute and appoint Jack E. Meyer and Wesley E. Johnson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on September 13, 1996 by the following persons in the capacities indicated.

  SIGNATURE                                      TITLE
  ---------                                      -----


  /s/  Mitchell Dann                        Chairman of the Board
  ----------------------------
       Mitchell Dann

  /s/ Jack E. Meyer                         Director, President and Chief
  ----------------------------                Executive Officer (principal
      Jack E. Meyer                           executive officer)


  /s/ Wesley E. Johnson                     Vice President, Chief Financial
  ----------------------------                Officer and Secretary
      Wesley E. Johnson                       (principal accounting officer)


  /s/ Buzz Benson                           Director
  ----------------------------
      Buzz Benson


  /s/ Janet G. Effland                      Director
  ----------------------------
      Janet G. Effland


  /s/ Michael R. Henson                     Director
  ----------------------------
      Michael R. Henson

  /s/ Robert Momsen                         Director
  ----------------------------
      Robert Momsen


  /s/ David C. Utz, M.D.                    Director
  ----------------------------
      David C. Utz, M.D.


  /s/ Paul A. LaViolette                    Director
  ----------------------------
      Paul A. LaViolette